FS Investment Corporation 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation Provides First Quarter Results and
 Announces Details of Quarterly Stockholder Conference Call

PHILADELPHIA, PA, May 16, 2013 – FS Investment Corporation (“FSIC”), a business development company focused primarily on investing in the debt securities of private U.S. companies, provides an overview of its operating results for the quarter ended March 31, 2013. As previously announced, FSIC will hold its quarterly stockholder conference call at 4:00 p.m. Eastern Time on Tuesday, May 21, 2013, to discuss these results. Information for those interested in participating in the call can be found below.

Financial Highlights

•	During the quarter ended March 31, 2013, FSIC generated:

o	Total GAAP-basis net investment income of approximately $50.7 million, or $0.20 per share;

o	Total net realized gains of approximately $14.1 million, or $0.06 per share;

o	Total net unrealized appreciation of approximately $17.6 million, or $0.07 per share; and

o	A GAAP-basis total return of approximately 3.31%.

•	During the quarter ended March 31, 2013, FSIC also:

o	Paid regular cash distributions to investors totaling $0.2025 per share;

o
Increased the price, effective January 2, 2013, at which it issues shares under its distribution reinvestment plan (“DRP”) and the price at which it repurchases shares under its share repurchase program, from $9.90 to $10.00 as a result of appreciation in FSIC’s net asset value per share; and

o
Conducted a quarterly tender offer pursuant to its share repurchase program and on January 2, 2013 repurchased 883,047 shares of its common stock at a price of $10.00 per share for aggregate consideration of approximately $8.8 million. This marked the ninth consecutive quarter in which FSIC repurchased 100% of the shares validly tendered under its share repurchase program.

•	As of March 31, 2013:

o	FSIC’s portfolio was comprised of investments in 245 portfolio companies, consisting primarily of senior secured debt;

o
Approximately 63% of FSIC's portfolio was invested in non-broadly syndicated investments, which includes any investment that is considered proprietary, an anchor order, an event driven or opportunistic investment or a collateralized security;

o	The weighted average purchase price of the investments in FSIC’s portfolio was 95.7% of par or stated value, as applicable;

o	FSIC’s estimated gross annual portfolio yield, prior to leverage, was 10.4% based on the amortized cost of its investments; and

o	The weighted average credit rating of the investments in FSIC’s portfolio that were rated was B3 based on the Moody’s scale.

Recent Notable Announcements

●	On April 1, 2013, FSIC increased the price at which it issues shares under the DRP from $10.05 per share to $10.10 per share. On May 1, 2013 FSIC again increased the price under the DRP from $10.10 per share to $10.20 per share. The purpose of these increases was to ensure that FSIC did not issue shares under the DRP at a price per share that was below its net asset value per share.

●	On April 1, 2013, FSIC completed its tender offer for the first quarter of 2013 and repurchased 1,053,119 shares, representing 100% of shares tendered for repurchase.

●	On April 23, 2013, FSIC amended its financing agreement with JPMorgan Chase Bank to increase the amount available under the facility from $700 million to $950 million and extend the maturity of the facility to April 15, 2017.

Quarterly Stockholder Conference Call

FSIC will hold its quarterly stockholder conference call on Tuesday, May 21, 2013, at 4:00 p.m. Eastern Time.  In order to participate, interested parties should dial (800) 446-1671 at least 5 minutes prior to the beginning of the conference call and provide the confirmation code 34792534 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under the “Investor Relations” section of FSIC’s website (www.fsinvestmentcorp.com), and will be available for a period of 30 days following the call.

About FS Investment Corporation

FSIC, an investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered, non-traded business development company (“BDC”). A BDC such as FSIC is a type of investment fund that enables investors, including non-accredited investors (subject to certain state-specific suitability standards), to access the private debt asset class. FSIC focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC is managed by FB Income Advisor, LLC and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $58.1 billion in assets under management as of March 31, 2013, is the credit platform of The Blackstone Group L.P.  For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square Capital Partners

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded business development company. The firm currently manages three funds with approximately $6.9 billion* in assets. Each fund is sub-advised by GSO Capital Partners LP, a world-leading private debt asset manager and the credit platform of The Blackstone Group L.P.

Forbes Magazine ranked Franklin Square 13th on its 2013 list of America’s Most Promising Companies. Franklin Square distributes its funds through its affiliated broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

* Assets under management as of March 31, 2013.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which FSIC filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2013, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

FSIC’s gross annual portfolio yield, prior to leverage, represents the expected yield to be generated by FSIC on its investment portfolio based on the composition of its portfolio as of March 31, 2013. The portfolio yield does not represent an actual investment return to stockholders.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square, as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to the future performance of FSIC.  Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the SEC.  FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.